SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting held on November 24, 2015, three proposals were voted upon by the Company's shareholders. At the Annual Meeting, the Company's shareholders:

1) elected Stephen C. Coley, Patricia L. Higgins, and Steven E. Nielsen to serve as directors until the Company's fiscal 2018 Annual Meeting and Laurie J. Thomsen to serve as director until the Company's fiscal 2017 Annual Meeting;

2) ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal 2016; and

3) approved, on an advisory basis, the Company's executive compensation.

Set forth below are the voting results for each matter submitted to a vote, which is described in detail in the Company's definitive proxy statement filed on October 15, 2015.

Proposal 1. Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen C. Coley	27,011,356	318,202	3,227,407
Patricia L. Higgins	27,130,306	199,252	3,227,407
Steven E. Nielsen	26,828,237	501,321	3,227,407
Laurie J. Thomsen	27,133,801	195,757	3,227,407

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal 2016:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,451,062	29,412	76,491	—

Proposal 3. Approve, by non-binding advisory vote, the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,103,275	133,424	92,859	3,227,407

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 24, 2015

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary